UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 4, 2011

(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800 Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Approval of Incentive Bonus Plan

On May 4, 2011, stockholders of Capstead Mortgage Corporation (the “Company”) re-approved the Capstead Mortgage Corporation Second Amended and Restated Incentive Bonus Plan. This plan is filed herein as Exhibit 99.1

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 4, 2011, the Company issued a press release announcing first quarter 2011 results. A copy of the press release is attached as Exhibit 99.2.

The information in Item 2.02 of this Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders was held on May 4, 2011. As of February 23, 2011, the record date for the annual meeting, there were 71,591,909 shares outstanding and entitled to vote. At the annual meeting, 64,838,577 shares, or approximately 90.57% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on the following items:

1.	Proposal (1) to elect seven nominees to the Company’s board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to board (constituting the entire board), with the voting results for each nominee as shown:

Name	For	Withheld/ Abstentions	Broker Non-votes

Jack Biegler	41,551,391	352,953	22,934,233
Andrew F. Jacobs	41,150,847	753,497	22,934,233
Gary Keiser	41,456,410	447,934	22,934,233
Paul M. Low	40,987,625	916,719	22,934,233
Christopher W. Mahowald	41,475,370	428,974	22,934,233
Michael G. O’Neil	41,047,271	857,073	22,934,233
Mark S. Whiting	41,092,198	812,146	22,934,233

2a.	Proposal (2a) to consider advisory approval of the Company’s compensation philosophy. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes

40,253,594	1,333,605	317,144	22,934,233

2b.	Proposal (2b) to consider advisory approval of the compensation granted to the Company’s executive officers in 2010. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes

39,542,636	1,713,593	283,115	22,934,233

3. Proposal 3 to hold an advisory vote on the frequency of votes on the Company’s executive compensation. The advisory vote on this proposal resulted in an annual vote recommendation as indicated by the voting totals below:

Annual	Biannual	Triennial	Abstain	Broker Non-votes

35,668,284	1,945,572	4,142,283	148,205	22,934,233

4. Proposal 4 to re-approve the Capstead Mortgage Corporation Second Amended and Restated Incentive Bonus Plan. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes

37,893,071	3,632,271	379,002	22,934,233

5. Proposal 5 to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes

63,377,543	1,225,026	236,008	0

Based on these voting results, the Company will hold an advisory vote on executive compensation every year until the next stockholder vote on the frequency of votes on executive compensation. A stockholder vote on the frequency of votes on executive compensation is required to be held at least once every six years.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Capstead Mortgage Corporation Second Amended and Restated Incentive Bonus Plan.

99.2	Press release issued by Capstead Mortgage Corporation dated May 4, 2011 announcing first quarter 2011 results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

May 5, 2011

By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Chief Financial Officer and Executive Vice President